As filed with the Securities and Exchange Commission on August 2, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Verenium Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3297375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

55 Cambridge Parkway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Verenium Corporation 2007 Equity Incentive Plan

Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan

Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan

Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan

Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors

(Full Title of the Plan)

Carlos A. Riva

Chief Executive Officer

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

(Name and Address of Agent for Service)

(617) 674-5300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

M. Wainwright Fishburn, Esq.

Matthew T. Browne, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

Tel: (858) 550-6000

Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share, including related rights to purchase Series A junior participating preferred stock, issuable pursuant to the Verenium Corporation 2007 Equity Incentive Plan	9,750,000 shares	$6.259(2)	$61,023,262.48(2)	$1,873.42
Common stock, $0.0001 par value per share, including related rights to purchase Series A junior participating preferred stock, issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan	496,693 shares	$0.13(3)	$64,570.09(3)	$1.99
Common stock, $0.0001 par value per share, including related rights to purchase Series A junior participating preferred stock, issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan	8,826 shares	$0.06(4)	$529.56(4)	$0.02
Common stock, $0.0001 par value per share, including related rights to purchase Series A junior participating preferred stock, issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan	1,729 shares	$1,562.89(5)	$2,702,236.81(5)	$82.96
Common stock, $0.0001 par value per share, including related rights to purchase Series A junior participating preferred stock, issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors	56 shares	$4,254.90(6)	$238,274.40(6)	$7.32
Total:	10,257,304 shares	N/A	$64,028,873.34	$1,966

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that becomes issuable under these plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $6.2919 for 4,077,548 shares subject to outstanding grants under the Registrant’s 2007 Equity Incentive Plan and (b) $6.235, the average of the high and low sales prices of Registrant’s Common Stock on July 27, 2007, as reported on the NASDAQ Global Market, for the 5,672,452 additional shares available for grant under the 2007 Equity Incentive Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the Celunol Corp. (formerly known as BC International Corporation) (“Celunol”) 2006 Equity Incentive Plan assumed by the Registrant in connection with the merger described in that certain Agreement and Plan of Merger and Reorganization, dated as of February 12, 2007, as amended, by and among the Registrant, Concord Merger Sub, Inc., Celunol and William Lese, as the representative of Celunol’s stockholders, as more fully described in the explanatory note herein (the “Merger”).

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the Celunol 2004 Equity Incentive Plan assumed by the Registrant in connection with the Merger.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the Celunol 1998 Stock Plan assumed by the Registrant in connection with the Merger.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are calculated on the basis of the weighted average exercise price for outstanding options granted pursuant to the Celunol Stock Option Plan for Non-Employee Directors assumed by the Registrant in connection with the Merger.

This Registration Statement on Form S-8 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Verenium Corporation (formerly known as Diversa Corporation), a Delaware corporation (the “Registrant”), entered into an Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”), dated as of February 12, 2007, by and among the Registrant, Concord Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Merger Sub”), Celunol Corp., a Delaware corporation (“Celunol”), and William Lese, as the representative of Celunol’s stockholders, pursuant to which Merger Sub merged with and into Celunol, with Celunol being the suriving corporation and a wholly-owned subsidiary of the Registrant (the “Merger”).

Pursuant to the Merger Agreement, at the close of the Merger on June 20, 2007, the Registrant assumed all of Celunol’s outstanding stock options under the Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan, the Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan, the Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan and the Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors (the “Celunol Plans”), such that each such assumed option is now exercisable for shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant. The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) with respect to the shares of the Registrant’s Common Stock issuable pursuant to the Celunol Plans.

The Registrant is also filing this Registration Statement to register an aggregate of 9,750,000 shares of Common Stock reserved for issuance under the Verenium Corporation 2007 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement and made a part hereof (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	the Registrant’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and March 20, 2007, respectively;

•	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the SEC on May 10, 2007;

•

the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed on January 8, 2007, February 12, 2007, March 13, 2007, March 20, 2007 (two reports), March 22, 2007, March 23, 2007, March 27, 2007, March 28, 2007, March 30, 2007, May 1, 2007, May 11, 2007, June 13, 2007, June 26, 2007 and July 25, 2007; and

•

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 26, 2000, including any amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to Verenium or its stockholders. The Registrant’s bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

The merger agreement between Verenium and Celunol provided that, for a period of six years following the effective time of the Merger, we will not change the provisions of Celunol’s certificate of incorporation or bylaws as in effect on the date of the merger agreement related to indemnification of persons entitled to indemnification pursuant to such provisions, including Celunol’s directors and executive officers, in any manner that adversely affects the rights of such individuals to indemnification under those provisions and will perform all of our obligations under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement to the fullest extent permissible by law, which would include the DGCL, to provide Celunol’s directors and executive officers with indemnification for acts and omissions occurring prior to the closing of the merger with Celunol to the fullest extent provided under the Celunol certificate of incorporation and bylaws as in effect on the date of the merger agreement. We have also provided extended coverage under Celunol’s directors’ and officers’ liability insurance policy covering the directors and officers of Celunol as of the date of the merger agreement by obtaining a six-year “tail” policy, which covers us in the merger as the successor to Celunol and does not contain any exclusions for securities laws or corporate transactions such as the merger.

Verenium’s bylaws automatically provide for the elimination of the personal liability of Verenium’s directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under Delaware law. Verenium’s bylaws automatically require Verenium to indemnify its directors and executive officers to the fullest extent permitted by Delaware or other applicable law and provide Verenium with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law or other applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Verenium Corporation (1).

3.2	Certificate of Amendment of Restated Certificate of Incorporation filed March 16, 2007 (7).

3.3	Certificate of Amendment of Restated Certificate of Incorporation filed June 26, 2007 (6).

3.4	Amended and Restated Bylaws of Verenium Corporation (1).

3.5	Amendment to Bylaws of Verenium Corporation (11).

4.1	Form of Common Stock Certificate of Verenium Corporation (2).

4.2	Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (3).

4.3	Amendment to Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002 (4).

4.4	Second Amendment to Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of February 12, 2007 (5).

Exhibit Number	Description of Document

4.5	Verenium Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock (3).

4.6	Warrant issued by Verenium Corporation (formerly known as Diversa Corporation) to Syngenta Participations AG (8).

4.7	Registration Rights Agreement among Verenium Corporation (formerly known as Diversa Corporation), Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002 (8).

4.8	Registration Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and Glaxo Group Limited dated as of July 18, 2003 (9).

4.9	Indenture, dated March 28, 2007, between Verenium Corporation (formerly known as Diversa Corporation) and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027 (10).

4.10	Registration Rights Agreement, dated March 28, 2007, among Verenium Corporation (formerly known as Diversa Corporation) and the Initial Purchasers identified therein (10).

5.1	Opinion of Cooley Godward Kronish LLP.

10.1	Verenium Corporation 2007 Equity Incentive Plan.

10.2	Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan.

10.3	Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan.

10.4	Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan.

10.5	Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors.

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

23.3	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

(1)	Filed as an exhibit to the Registrant’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (No. 333-92853) originally filed with the SEC on December 21, 1999, as amended, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2007, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 6, 2003, and incorporated herein by reference.

(9)	Filed as an exhibit to Registrant’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003, and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2007, and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 27, 2007, and incorporated herein by reference.

Item 22.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 2nd, 2007.

VERENIUM CORPORATION

By:	/s/ John A. McCarthy, Jr.
John A. McCarthy, Jr.
Chief Financial Officer
(Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos A. Riva, John A. McCarthy and Martin A. Sabarsky, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Carlos A. Riva Carlos A. Riva	Director and Chief Executive Officer (Principal Executive Officer)	August 2, 2007

/s/ John A. McCarthy John A. McCarthy	Chief Financial Officer (Principal Financial Officer)	August 2, 2007

/s/ Jeff Black Jeff Black	Chief Accounting Officer (Principal Accounting Officer)	August 2, 2007

/s/ James H. Cavanaugh, Ph.D. James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	August 2, 2007

/s/ Fernand J. Kaufmann, Ph.D. Fernand J. Kaufmann, Ph.D.	Director	August 2, 2007

Peter Johnson	Director

/s/ Mark Leschly Mark Leschly	Director	August 2, 2007

/s/ Melvin I. Simon, Ph.D. Melvin I. Simon, Ph.D.	Director	August 2, 2007

SIGNATURE	TITLE	DATE

/s/ Cheryl Wenzinger Cheryl Wenzinger	Director	August 2, 2007

/s/ Michael Zak Michael Zak	Director	August 2, 2007

/s/ Joshua Ruch Joshua Ruch	Director	August 2, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation of Verenium Corporation (1).

3.2	Certificate of Amendment of Restated Certificate of Incorporation filed March 16, 2007 (7).

3.3	Certificate of Amendment of Restated Certificate of Incorporation filed June 26, 2007 (6).

3.4	Amended and Restated Bylaws of Verenium Corporation (1).

3.5	Amendment to Bylaws of Verenium Corporation (11).

4.1	Form of Common Stock Certificate of Verenium Corporation (2).

4.2	Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of December 13, 2000 (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (3).

4.3	Amendment to Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of December 2, 2002 (4).

4.4	Second Amendment to Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and American Stock Transfer and Trust Company, as Rights Agent dated as of February 12, 2007 (5).

4.5	Verenium Corporation’s Certificate of Designation of Series A Junior Participating Preferred Stock (3).

4.6	Warrant issued by Verenium Corporation (formerly known as Diversa Corporation) to Syngenta Participations AG (8).

4.7	Registration Rights Agreement among Verenium Corporation (formerly known as Diversa Corporation), Syngenta Participations AG and Torrey Mesa Research Institute dated as of December 3, 2002 (8).

4.8	Registration Rights Agreement by and between Verenium Corporation (formerly known as Diversa Corporation) and Glaxo Group Limited dated as of July 18, 2003 (9).

4.9	Indenture, dated March 28, 2007, between Verenium Corporation (formerly known as Diversa Corporation) and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027 (10).

4.10	Registration Rights Agreement, dated March 28, 2007, among Verenium Corporation (formerly known as Diversa Corporation) and the Initial Purchasers identified therein (10).

5.1	Opinion of Cooley Godward Kronish LLP.

10.1	Verenium Corporation 2007 Equity Incentive Plan.

10.2	Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan.

10.3	Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan.

10.4	Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan.

10.5	Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors.

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

23.3	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

(1)	Filed as an exhibit to the Registrant’s Quarterly Report Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (No. 333-92853) originally filed with the SEC on December 21, 1999, as amended, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 15, 2000, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 4, 2002, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 12, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 26, 2007, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 6, 2003, and incorporated herein by reference.

(9)	Filed as an exhibit to Registrant’s Quarterly Report Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003, and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2007, and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 27, 2007, and incorporated herein by reference.